                                                                     EXHIBIT (4)


                      SPECIMEN COPY OF SHARE CERTIFICATE

          NUMBER                               SHARES
           000


                         ND INSURED INCOME FUND, INC.
                          Incorporated under the Laws

of North Dakota
     Cusip No.


     THIS IS TO CERTIFY THAT:                               ACCOUNT NO:
                                                             SOC.SEC.:

is the owner of..............           ............... fully paid and non-
assessable shares of the par value of one mill ($ .001) each of ND Insured Income Fund, Inc. transferable on the books of the corporation by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the Articles of Incorporation and Bylaws of the corporation as from time to time amended. This certificate is not valid until countersigned by the Transfer Agent.

     In Witness Whereof, the corporation has caused the facsimile signatures of its proper officers to be affixed this day of

                                                                 *Countersigned

By
                                        First American Bank & Trust of Minot
        President                                             Transfer Agent


By                                          By
        Secretary                                       Authorized Signature